Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Rambus Delaware LLC
Rambus Deutschland GmbH (Germany)
Rambus International Ltd.
Rambus K.K. (Japan)
Rambus (Grand Cayman Islands, BWI)
Rambus Chip Technologies (India) Private Limited
Rambus Korea, Inc. (Korea)